SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): Janaury 8, 2007

NEW GENERATION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24623	13-4056896
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

245 Park Avenue
New York, New York 10167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 8, 2007, Jacques Mot, the Registrant’s Chairman of the Board and Chief Executive Officer, concluded that the Registrant’s financial statements for the six  and nine month periods ended June 30, 2006 and September 30, 2006, should no longer be relied upon. This conclusion was based on conversations between the Registrant’s independent auditors, interim Chief Financial Officer and Chief Executive Officer following verbal and written comments received from the staff of the Securities and Exchange Commission ("SEC") pursuant to which it was determined that the Registrant's financial statements incorrectly presented its Plastinum operations as discontinued.

Accordingly, the Registrant will restate its unaudited financial statements in its Forms 10-QSB for the quarterly periods ended June 30, 2006 and September 30, 2006 to present the operations of its subsidiary, Plastinum, as part of continuing obligations.

Authorized officers of the Registrant discussed this matter with the Registrant's independent public accounting firm who agreed that the Registrant's financial statements for the quarterly periods ended June 30, 2006 and September 30, 2006 could not be relied upon and needed to be restated. The Registrant is in discussion with the staff of the SEC and expects to file aforementioned amended quarterly reports in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION HOLDINGS, INC.

Date: January 10, 2007	By:	/s/ Jacques Mot
Jacques Mot
Chief Executive Officer and Chairman of the Board